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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 31, 2003

PACIFIC ENERGY PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	313345 (Commission File Number)	68-0490580 (IRS Employer Identification No.)

5900 Cherry Avenue
Long Beach, CA 90805-4408
(Address of Principal Executive Offices)

(562) 728-2800
(Registrant's telephone number, including area code)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

        On July 31, 2003, Pacific Terminals LLC ("Pacific Terminals"), a wholly owned subsidiary of Pacific Energy Partners, L.P. (the "Partnership"), acquired the black oil storage and pipeline distribution system of Edison Pipeline and Terminal Company ("EPTC"), a division of Southern California Edison Company ("SCE"). These assets, which now comprise the Pacific Terminals storage and distribution system, are located in the Los Angeles Basin. The Partnership believes these assets constitute one of the most extensive black oil storage and pipeline distribution systems in southern California.

        The purchase price for these assets was $158.2 million plus adjustments for certain pre-closing capital expenditures and other costs and the closing date value of displacement oil and warehouse inventory. It is estimated that the adjustments will total $9.0 million, $1.1 million of which was paid in conjunction with the July 31, 2003 closing, and the remainder of which is expected to be paid in the third quarter of 2003 after the adjustments are finalized. In addition, an estimated $3.0 million of transaction costs and liabilities have or will be paid or assumed by Pacific Terminals in connection with the acquisition. At the closing on July 31, 2003, $159.3 million of the purchase price was paid with proceeds of $149.0 million from borrowings under the Partnership's $200.0 million revolving credit facility and $10.3 million from cash on hand.

        The storage assets acquired from SCE include 34 tanks with a total of approximately 9.0 million barrels of storage capacity. Of this total capacity approximately 6.7 million barrels are in active commercial service, approximately 2.1 million barrels are idle but could be reconditioned and brought into service, and approximately 250,000 barrels are in displacement oil service.

        The pipeline distribution assets acquired from SCE consist of 70 miles of distribution pipelines presently in black oil service. These pipelines connect the storage assets with major refineries, Line 2000 (a pipeline owned by the Partnership), third-party pipelines and marine terminals in the Los Angeles Basin. Space leased by Pacific Terminals on a third-party dock in the Port of Long Beach enables Pacific Terminals to both receive imported foreign crude oils from, and export refinery feedstock to, large marine tankers.

        In addition, Pacific Terminals acquired 49 miles of pipeline and 17 storage tanks with a total of approximately 400,000 barrels of storage capacity that are out of service. We have no current plans to bring these assets into service.

        The acquisition of the EPTC assets will be accounted for as an acquisition of assets, and not as an acquisition of a continuing business operation. Approximately 40% of the purchase price is expected to be allocated to land. The balance of the purchase price will be primarily allocated to storage tanks and pipelines, which will have depreciable lives of 30 and 40 years, respectively.

        The majority of the EPTC assets were constructed in 1973 as part of the support infrastructure related to SCE's electric utility operations. In particular, these assets were used to store and distribute fuel oil for SCE's oil fired electric power generating stations. The generating stations served by the EPTC assets were subsequently converted to run on natural gas and then sold by SCE. In 1994, no longer having the need to store fuel oil, SCE received approval from the California Public Utilities Commission to use certain of the EPTC assets to store and distribute crude oil and other refinery feedstocks for third-party customers in the Los Angeles Basin. SCE was obligated to return 12.5% of gross third party revenue to its utility ratepayers and maintain certain of the EPTC assets in "standby" mode to provide back up fuel oil service to the electric power generating stations previously owned by SCE. SCE received an annual fee of $8.0 million for this "standby" service.

        As the EPTC assets were historically utilized to support SCE's electric power generating operations, SCE did not manage or account for the assets separately. Accounts receivable and accounts payable applicable to the ETPC assets were commingled with other accounts at SCE and thus cannot be separately associated with the EPTC assets. In addition, the EPTC assets were accounted for and depreciated according to regulatory rules. While SCE allocated certain operating expenses to the EPTC assets, major operating expenses such as insurance and power costs were not.

        SCE's operating focus of with respect to the EPTC assets and its need to provide "standby" service to certain electric power generating stations is different from the operating focus the Partnership will employ. The Partnership is not involved in the electric power generation business. Unlike SCE's approach, the Partnership is focused solely on generating third-party storage and transportation revenue and it is not obligated to return any of the revenue derived from Pacific Terminals to utility ratepayers. None of the acquired assets will be maintained in a "standby" mode for any electric power generating stations and the Partnership will not receive the "standby" fee discussed above.

        The Pacific Terminals storage and distribution system will generate revenue primarily through leasing storage tank capacity to major refineries in the Los Angeles Basin. Lease rates for storage tanks are negotiated with each individual customer, resulting in private contracts varying in length from approximately one month to several years with the majority including automatic renewal provisions. The customer contracts also contain provisions for throughput and heating charges, depending on the customer's specific needs.

        Pacific Terminals assumed all the existing third-party storage contracts associated with the EPTC assets and intends to increase available storage capacity and future revenue by reconditioning and placing in active service, over time, certain of the idle tanks included in the acquired assets as market conditions allow. Reconditioning and activating these tanks will require substantial capital expenditures.

        The Partnership is integrating the Pacific Terminals storage and distribution system into its existing West Coast operations and expects to derive significant synergies given the proximity of its existing headquarters and field operations to the acquired assets and the fact that the Partnership's existing management and support personnel can provide substantially all management and administrative services, as well as marketing and technical staff support, required in connection with the operation of the EPTC assets. Upon completion of the acquisition, SCE terminated or reassigned all SCE employees previously assigned to EPTC. The Partnership's general partner hired 25 of these employees, none of whom are management level employees.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

  (a)
  Financial Statements of Business Acquired.

          Historical financial statements are not required pursuant to Rule 3-05 of Regulation S-X.

  (b)
  Pro Forma Financial Statements.

          Pro forma financial statements are not required pursuant to Rule 11-01 of Regulation S-X.

  (c)
  Exhibits.

10.1	Asset Sale Agreement dated February 1, 2002, by and among Southern California Edison Company and PPS Holding Company

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC ENERGY PARTNERS, L.P.
By:	PACIFIC ENERGY GP, INC. its General Partner
By:	/s/ GERALD A. TYWONIUK Gerald A. Tywoniuk Senior Vice President, Chief Financial Officer and Treasurer

Date: August 13, 2003

EXHIBIT INDEX

Exhibit Number	Description
10.1	Asset Sale Agreement dated February 1, 2002, by and among Southern California Edison Company and PPS Holding Company

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  ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.
  ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.
SIGNATURES
EXHIBIT INDEX